Exhibit 10.17

CONTRIBUTION AND EXCHANGE AGREEMENT dated as of February 11, 2014 (this “Agreement”), among RCS Capital Corporation, a Delaware corporation (“Pubco”), RCS Capital Management, LLC, a Delaware limited liability company (“RCSCM”), and RCS Capital Holdings, LLC, a Delaware limited liability company, (“Holdco”). PubCo and RCSCM are each sometimes referred to herein as an “Existing Holder” and, collectively, as the “Existing Holders.”

WHEREAS, PubCo is the owner of: (i) the number of Class A Units of Realty Capital Securities, LLC, a Delaware limited liability company, set forth opposite its name on Schedule A hereto; (ii) the number of Class A Units of RCS Advisory Services, LLC, a Delaware limited liability company, set forth opposite its name on Schedule A hereto; and (iii) the number of Class A Units of American National Stock Transfer, LLC, a Delaware limited liability company, set forth opposite its name on Schedule A hereto (Realty Capital Securities, LLC, RCS Advisory Services, LLC, American National Stock Transfer, LLC and their respective successors thereto, collectively, referred to herein as the “Operating Subsidiaries”).

WHEREAS, RCSCM is the owner of an aggregate of 3,975,000 LTIP Units of Realty Capital Securities, LLC, RCS Advisory Services, LLC, and American National Stock Transfer, LLC (the Class A Units and LTIP Units of the Operating Subsidiaries, collectively, referred to herein as the “Operating Interests”).

WHEREAS, the parties hereto desire to provide for the contribution by each Existing Holder of its respective rights, title and interests in the Operating Interests to Holdco, in consideration for the number and type of limited liability company interests of Holdco set forth opposite the name of such Existing Holder on Schedule B hereto (the “Holdco Interests”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Contribution and Exchange of the Operating Interests. Effective as of the date of this Agreement, the Existing Holders shall contribute to Holdco, and Holdco shall accept, receive and acquire from each of the Existing Holders, the Operating Interests (as set forth opposite the name of each such Existing Holder on Schedule A), and, in consideration therefor, Holdco shall issue and contribute to the Existing Holders, and each such Existing Holder shall accept, receive and acquire, the Holdco Interests (as set forth opposite the name of each such Existing Holder on Schedule B). Following the contribution and exchange by the Existing Holders of the Operating Interests for Holdco Interests pursuant to this Section 1, the aggregate number of outstanding limited liability company interests of Holdco shall be as set forth on Schedule B hereto. Promptly following the execution of this Agreement, PubCo, in its capacity as the managing member of Holdco, shall determine the gross fair market value of the Operating Interests contributed by each Existing Holder pursuant to this Section 1, without reduction for liabilities, on the date hereof, pursuant to any reasonable method.

2.          Assumption of Obligations. Holdco agrees to be bound by the terms and provisions and assumes all obligations of the each of the Existing Holders and to be subject to all restrictions to which each of the Existing Holders was and is subject to under the operating agreement, as in effect as of the date hereof, of each of the Operating Subsidiaries.

3.          Entire Agreement. This Agreement and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

4.          Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

5.          Counterparts; Amendment. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

6.          Headings. The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

7.          Construction. None of the parties hereto shall be considered to be the drafter of this Agreement or any provision hereof for the purpose of any statute, case law, or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.

8.          Gender and Plurals. Wherever the context so requires, the masculine gender includes the feminine or neuter, and the singular number includes the plural and conversely.

9.          Assignment; Binding Effect. No party may assign this Agreement or any right or interest, or delegate any of its duties or obligations, hereunder without the prior written consent of the other parties hereto. This Agreement is binding upon, and shall inure to the benefit of and is enforceable by, the parties hereto and their respective successors, permitted assigns and personal representatives.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

RCS CAPITAL CORPORATION

By:	/s/ Brian D. Jones
	Name:	Brian D. Jones
	Title:	Chief Financial Officer and Assistant Secretary

RCS CAPITAL MANAGEMENT, LLC

By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Authorized Signatory

RCS CAPITAL HOLDINGS, LLC
By: RCS Capital Corporation, its managing member

By:	/s/ Brian D. Jones
	Name:	Brian D. Jones
	Title:	Chief Financial Officer and Assistant Secretary

[Signature Page to Contribution and Exchange Agreement]

Schedule A

Pre-Transaction Ownership of the Operating Subsidiaries

	Number of Units of Realty Capital Securities, LLC Owned Immediately Prior to the Contribution and Exchange	Number of Units of RCS Advisory Services, LLC Owned Immediately Prior to the Contribution and Exchange	Number of Units of American National Stock Transfer, LLC Owned Immediately Prior to the Contribution and Exchange
RCS Capital Corporation	26,499,999 Class A Units	26,499,999 Class A Units	26,499,999 Class A Units
RCS Capital Mangement, LLC	Aggregate of 3,975,000 LTIP Units

Schedule B

Post-Transaction Ownership of Holdco

Name of Member	Interest
RCS Capital Corporation	26,499,999 Class A Units
RCS Capital Management, LLC	1,325,000 LTIP Units